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                                   EXHIBIT 5.1
                           OPINION OF LATHAM & WATKINS




                          [Latham & Watkins letterhead]



                                 April 13, 2001


Beckman Coulter, Inc.
4300 N. Harbor Blvd.
Fullerton, California 92834

        Re: $500,000,000 Aggregate Offering Price of Securities of Beckman Coulter, Inc.

Ladies and Gentlemen:

        At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by Beckman Coulter, Inc. (the "Company"), and Coulter Corporation and Hybritech Incorporated (together, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $500,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) shares of common stock, par value $.01 per share (the "Common Stock") or (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock. The Debt Securities may be guaranteed by one or more of the Guarantors (the "Guarantees").

        The Debt Securities will be issued pursuant to one or more indentures, the forms of which are attached as exhibits to the Registration Statement, by and among the Company and a trustee identified therein (the "Trustee"), as the same may be amended or supplemented from time to time (each, an "Indenture"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under

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one or more warrant agreements (each, a "Warrant Agreement"), by and among the
Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and any Guarantees and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

        As such counsel, we have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company and the Guarantors with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        (1) When the specific terms of a particular Debt Security have been duly established in accordance with an Indenture and applicable law, any such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a valid and binding obligation of the Company.

        (2) When the specific terms of a particular Guarantee and the corresponding Debt Security have been duly established in accordance with an Indenture and applicable law, any such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and any such Guarantee has been duly executed and delivered on behalf of the applicable Guarantor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Guarantee will constitute a valid and binding obligation of each such Guarantor.

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        (3)    The Company has the authority pursuant to its Amended and
               Restated Certificate of Incorporation (the "Certificate") to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        (4) When the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with a Deposit Agreement and applicable law, and when the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and when all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken and the Company has received legal consideration in excess of the par value of the underlying Preferred Stock for the issuance thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

        (5) The Company has authority pursuant to its Certificate to issue up to 150,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

        (6) When the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law, duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company.

        The opinions set forth in paragraphs (1), (2) and (6) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in

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effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 515 of the Indenture or (ii) with respect to whether acceleration of Debt Securities and any Guarantees may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        To the extent that the obligations of the Company and the Guarantors under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee is duly qualified to engage in the activities contemplated by the Indenture; that each Indenture has been duly authorized, executed and delivered by the applicable Trustee and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations; and that each Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

        To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

        To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

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        We consent to your filing this opinion as an exhibit to the Registration
Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                            Very truly yours,

                                            /s/ Latham & Watkins